Exhibit 99.7

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated September 18, 2016 to the Board of Directors of Eldorado Resorts, Inc. (the “Company”) included in Annex D to the joint proxy statement/prospectus relating to the proposed merger of the Company and Isle of Capri Casinos, Inc., which is part of Amendment No. 1 to the Registration Statement of the Company on Form S-4 and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Damien Fisher
Name: Damien Fisher
Title: Executive Director

December 22, 2016